CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





          We consent to the reference to our firm under the captions "Experts" and "Appendix J- Financial Highlights Table" in the Prospectus/Proxy Statement, and "Experts" and "Financial Statements" in the Statement of Additional Information, and to the use of our reports dated May 23, 2008 on AllianceBernstein Global High Income Fund, Inc., and November 26, 2008 on ACM Managed Dollar Income Fund, Inc. which are incorporated by reference, in this Registration Statement (Form N-14 No. 811-7732) of AllianceBernstein Global High Income Fund, Inc.



                                                        ERNST & YOUNG LLP



New York, New York
April 30, 2009